Exhibit 10.18

AMENDMENT NO. 1 TO MASTER REIMBURSEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER REIMBURSEMENT AGREEMENT (this “Amendment No. 1”) amends that certain Master Reimbursement Agreement made and entered into as of June 1, 2001, by and among Fannie Mae, Mid-America Apartments, L.P. and Fairways-Columbia, L.P. (as amended, the “Master Reimbursement Agreement”) and is made and entered into on October 24, 2002 by and among Fannie Mae, Mid-America Apartments, L.P. and Mid-America Apartment Communities, Inc. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Master Reimbursement Agreement.

RECITALS

WHEREAS, the Fannie Mae, Mid-America Apartments, L.P. and Fairways-Columbia, L.P. executed and delivered the Master Reimbursement Agreement;

WHEREAS, Fairways-Columbia, L.P. merged into Mid-America Apartments, L.P. and Mid-America Apartments, L.P. assumed all obligations of Fairways-Columbia, L.P. under the Master Reimbursement Agreement and other related documents;

WHEREAS, Mid-America Apartments, L.P. has requested and Fannie Mae has agreed to add four Additional Mortgaged Properties to the Collateral Pool;

WHEREAS, Fannie Mae and Mid-America Apartments, L.P. desire to amend the Master Reimbursement Agreement to change certain provisions and to add the following four Additional Mortgaged Properties to the Collateral Pool (a) The Anatole Apartments in Daytona Beach, Florida; (b) Paddock Park Apartments I in Ocala, Florida; (c) Post House Jackson Apartments in Jackson, Tennessee; and (d) Township Apartments in Hampton, Virginia (the “Four Additional Mortgaged Properties”);

WHEREAS, Mid-America Apartment Communities, Inc. owns the Mortgaged Property known as The Anatole Apartments;

WHEREAS, Mid-America Apartments, L.P. and Mid-America Apartment Communities, Inc. have each determined that being co-Borrowers under the Master Reimbursement Agreement is in each of their economic interests and each has received reasonable consideration for cross-collateralizing and cross-defaulting the Mortgaged Properties which are part of the Collateral Pool;

WHEREAS, Mid-America Apartments, L.P. and Mid-America Apartment Communities, Inc. have entered into a Contribution Agreement dated October 24, 2002; and

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WHEREAS, Fannie Mae and Mid-America Apartments, L.P. intend these Recitals to be a material part of this Amendment No. 1.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received at and before the execution hereof, the parties agree as follows:

AGREEMENTS

1. The definition of the term “Borrower” is hereby amended by deleting Fairways-Columbia, L.P. as a Borrower and adding Mid-America Apartment Communities, Inc. as a Borrower.

2. Section 1.2 is hereby amended by deleting the definition of the term “Geographical Diversification Requirements” and replacing it with the following:

““Geographical Diversification Requirements” (x) during any period in which the Facility Amount is $45 million or above, means a requirement that (a) the Collateral Pool consist of at least seven (7) Mortgaged Properties located in at least six (6) states, (b) no single Mortgaged Property comprise more than 20% of the Facility Amount except for the Mortgaged Property known as “The Township” in Hampton, Virginia, and (c) any Mortgaged Properties located within a one-mile radius shall not exceed 25% of the Facility Amount and, (y) during any period in which the Facility Amount is below $45 million, means a requirement that (a) the Collateral Pool consists of at least three (3) Mortgaged Properties located in at least three (3) states, (b) no single Mortgaged Property comprises more than 50% of the Facility Amount except for the Mortgaged Property known as “The Township” in Hampton, Virginia, and (c) any Mortgaged Properties located within a one-mile radius shall not exceed 25% of the Facility Amount.”

3. The definition of “Indebtedness” in Section 1.2 is hereby amended by adding after the word “debenture” in subclause (b) a comma and the words “a Hedging Arrangement”.

4. The definition of “Standby Fee” in Section 1.2 is hereby amended by deleting the words “24 basis points” and replacing them with the words “15 basis points”.

5. Section 1.2 is hereby amended by adding the following defined terms:

““Credit Facility Arrangements” means the agreements of Fannie Mae and the Borrower set forth in this Agreement and the transactions contemplated in this Agreement, including, without limitation, (i) any commitment to issue any Credit Enhancement Instrument, to extend credit, to purchase any obligation of the Issuer or the Borrower, or to extend any other financial accommodation to or for the benefit of the Borrower, (ii) any issuance, extension or maintenance of any of

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the foregoing and (iii) any pledge, purchase or carrying of any obligation of or for the benefit of the Borrower.

“Hedging Arrangement” means any interest rate swap, interest rate cap or other arrangement, contractual or otherwise, which has the effect of any interest rate swap or interest rate cap or which otherwise (directly of indirectly, derivatively or synthetically) hedges interest rate risk associated with being a debtor of variable rate debt or any agreement or other arrangement to enter into any of the above on a future date or after the occurrence of one or more events in the future.

“Loan Servicer Rate” means the number of basis points, as an annual rate, set out in Schedule 3 as the Loan Servicer Rate, as the same may be amended, modified, supplemented or restated from time to time.”

6. Section 1.2 is hereby amended by deleting the definition of “Underwriting Rate” in its entirety and replacing such definition with the following definition:

““Underwriting Rate” means 6.9861% for the Mortgaged Property known as Fairways Apartments, 6.9861% for the Mortgaged Property known as Post House North Apartments, 6.9861% for the Mortgaged Property known as Reflection Pointe Apartments and 6.258% for each of the Four Additional Mortgaged Properties.”

7. Section 2.1(37) is hereby deleted in its entirety and replaced with the following:

“Single Purpose Entity. From and after the date upon which the effectiveness of Section 3.13(1) has terminated pursuant to Section 3.13(2), the Borrower is a wholly owned subsidiary of OP, is a Single Purpose Entity and its only assets are the Mortgaged Properties.”

8. Section 2.2(16) is hereby amended by adding the following sentence after the last sentence of such section:

“In furtherance, but not in limitation of the above, Borrower authorizes each of the Loan Servicer and Fannie Mae to file from time to time one or more financing statements describing the Collateral.”

9. Section 2.2(17) is hereby amended by adding the following sentences after the existing sentence:

“Once each Calendar Quarter, within 20 Business Days after Borrower has delivered to Fannie Mae the reports required in Section 2.2(4), Servicer shall determine the Aggregate Debt Service Coverage Ratio, Aggregate Loan to Value Ratio and the Borrower’s compliance with the financial covenants set forth in Section 2.6. On or before each Annual Determination Date, and if Fannie Mae or Servicer reasonably decides that changed market or property conditions warrant, Servicer shall determine the Valuations of each Mortgaged Property and the Allocable Facility Amounts for each Mortgaged Property. Until redetermined, the

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outstanding Allocable Facility Amounts and Valuations of each Mortgaged Property shall remain in effect.”

10. Section 2.2(20) is amended and restated in its entirety as follows:

“2.2(20) Geographic Diversification. The Borrower shall maintain Mortgaged Properties in the Collateral Pool so that the Collateral Pool at all times meets the Geographical Diversification Requirements.”

11. Section 2.2(22) is hereby deleted in its entirety and replaced with the following:

“Single Purpose Entity. From and after the date upon which the effectiveness of Section 3.13(1) has terminated pursuant to Section 3.13(2), the Borrower shall at all times maintain and conduct itself as a Single Purpose Entity.”

12. A new Section 2.2(25) is hereby added to Article II.

“2.2(25) Tax Escrows – Letter of Credit.

(a) Section 7 of each Mortgage provides that Borrower shall make monthly escrow payments for taxes. Notwithstanding the provisions of Section 7 of each Mortgage, provided that no Event of Default has occurred, Borrower may, upon written notice to Fannie Mae, elect to provide in lieu of the required deposits for taxes a Letter of Credit in accordance with this subsection. Any Letter of Credit delivered to Fannie Mae in accordance with this subsection shall be a clean, irrevocable Letter of Credit, naming Fannie Mae as beneficiary, in the amount equal to the highest aggregate amount of any tax balance for the Mortgaged Property on an annual basis, which amount shall be determined in Fannie Mae’s sole discretion (the “Maximum Escrow Amount”).

(b) Letter of Credit as Additional Collateral. Borrower agrees that the Letter of Credit provides collateral for each Note in addition to the lien of each Mortgage.

(c) Conditions for Providing and Holding Letter of Credit.

(1) Period During Which Borrower Must Provide Letter of Credit. Until the earliest of (i) payment in full of all sums secured by each Mortgage, or (ii) the date that Fannie Mae fully draws on the Letter of Credit as permitted by this Agreement, Borrower shall renew, amend or replace the Letter of Credit in accordance with the terms of this Agreement to ensure that the Letter of Credit remains in effect and does not expire or shall provide cash to Fannie Mae in the amount of tax escrow deposits which would have been required at the time if Borrower had not elected to furnish the Letter of Credit at least 15 days prior to the date the Letter of Credit terminates.

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(2) Return of the Letter of Credit or the Proceeds Thereof. Fannie Mae shall return the Letter of Credit, or the proceeds of any draws on such Letter of Credit (less all amounts which have been applied by Fannie Mae pursuant to the terms of this Section) to Borrower within five (5) business days after the date on which Fannie Mae releases the lien of each Mortgage.

(3) Adjustment of the Letter of Credit. Borrower shall deliver to Fannie Mae copies of the paid bills and notices of assessments for Taxes for each Mortgaged Property within 30 days after the date on which the Taxes are due and payable. Not more than one time each calendar year, Borrower shall, promptly after receipt of notice from Fannie Mae, deliver to Fannie Mae an amendment or replacement of the Letter of Credit in the Maximum Escrow Amount for the then-current calendar year, as such yearly amount is reasonably determined by Fannie Mae pursuant to this Agreement.

(d) Renewal or Replacement of Letter of Credit.

(1) Renewal or Replacement. At least 15 days prior to the expiration date of the Letter of Credit, Borrower shall either (i) cause the Letter of Credit to be amended to extend its expiration date, (ii) furnish a replacement Letter of Credit or (iii) provide cash to Fannie Mae in the amount of tax escrow deposits which would have been required at the time if Borrower had not elected to furnish the Letter of Credit.

(2) Draw on Letter of Credit. If Borrower does not provide an amendment to, or replacement of, the Letter of Credit when required pursuant to paragraph (1) above or provide the amount of cash referenced in paragraph (1) above, Fannie Mae shall draw the full amount of the Letter of Credit and hold and apply the proceeds as permitted hereunder.

(e) (1) Remedies. If an Event of Default has occurred Fannie Mae may apply the proceeds of the Letter of Credit in its discretion pursuant to Section 8.2(8) of this Agreement.

(2) No Obligation to Apply Proceeds; No Cure. Nothing in this Section shall obligate Fannie Mae to apply all or any portion of the proceeds of the Letter of Credit to cure any default under the Borrower Documents or to reduce the indebtedness evidenced by any Note. No application of proceeds of the Letter of Credit by Fannie Mae shall be deemed to cure any default.

(f) Proceeds of the Letter of Credit.

(1) Providing Replacement Letter of Credit after a Draw. Provided no Event of Default exists, after Fannie Mae has drawn on the

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Letter of Credit, but prior to application of proceeds, Fannie Mae may, but is not obligated to, permit Borrower to provide a replacement Letter of Credit that complies with all the requirements of this Section, in which case Fannie Mae shall return the proceeds of the draw to Borrower, less Fannie Mae’s reasonable, out-of-pocket costs and expenses (including reasonable, out-of-pocket attorneys’ fees and expenses).

(2) Proceeds Held in Escrow Funds Account(s). If Fannie Mae draws on the Letter of Credit and holds the proceeds under this Instrument, such funds shall be held by Fannie Mae in escrow pursuant to Section 7(b) of each Mortgage.

(3) No Obligation to Draw or to Apply Proceeds. Fannie Mae shall only draw on the Letter of Credit upon any default under any of the Borrower Documents or the Borrower’s failure to pay the tax obligations secured by the Letter of Credit, but in any event Fannie Mae shall have no obligation to draw on the Letter of Credit or apply the proceeds of any draw on the Letter of Credit to cure a default under the Borrower Documents; provided, however, the proceeds of any draw on the Letter of Credit shall be used by Fannie Mae for the benefit of Borrower to either pay such tax obligations secured by the Letter of Credit or otherwise apply the proceeds to satisfy the Obligations of Borrower under and as permitted by this Agreement. Fannie Mae may hold the Letter of Credit or the proceeds of any Letter of Credit until the date for return as determined pursuant to paragraph (c)(2), or apply all or any portion of the proceeds as permitted by this Agreement or any of the Borrower Documents and hold any remaining proceeds until the date for return determined under paragraph (c)(2).”

13. A new Section 2.2(26) is hereby added to Article II.

“SECTION 2.2(26) Yield Equivalency.

(a) If:

(1) after the date of this Agreement, there occurs any (i) new law, regulation, guideline or directive, (ii) change in applicable law, regulation, guideline or directive, or (iii) interpretation or change in interpretation of any of the foregoing by any court, central bank, administrative or governmental authority charged with the administration thereof (whether or not having the force of law) (“Regulatory Change”); and

(2) the Regulatory Change imposes, modifies or deems applicable any condition in connection with any of the Credit Facility Arrangements, including any reserve, deposit, insurance premium, assessment, fee, capital requirement, tax or withholding (other than any tax measured by or based upon the overall net income or other measure of income including, without limitation, alternative

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minimum tax, of Fannie Mae) or similar requirement applicable to any of the Credit Facility Arrangements; and

(3) the effect of the Regulatory Change either increases the cost to Fannie Mae of extending, issuing or maintaining any of the Credit Facility Arrangements, or reduces any amount (or the effective return on any amount) received or receivable by Fannie Mae in connection with the Credit Facility Arrangements, in each case by an amount which Fannie Mae in its sole judgment deems material;

then, upon written demand by Fannie Mae, the Borrower shall promptly pay to Fannie Mae, from time to time as specified by Fannie Mae, additional amounts which shall be sufficient to compensate Fannie Mae for all such increased costs or reductions in yield; provided, however, that the Borrower need not make such payment if it terminates Fannie Mae’s credit enhancement and liquidity for the Bonds pursuant to Section 2.5 within three months after receipt of such notice from Fannie Mae.

(b) Fannie Mae shall submit to the Borrower, at or prior to the making of each such demand, a certificate setting forth in reasonable detail such increased costs or yield reductions incurred by Fannie Mae as a result of any of the foregoing, which certificate shall be conclusive, absent manifest error, as to the amount thereof. In calculating such additional amounts of increase in cost or reduction in yield, Fannie Mae shall allocate the aggregate of such cost increases or yield reductions resulting from such event in a nondiscriminatory manner among counterparties having obligations to Fannie Mae similar to those of the Borrower.”

14. A new Section 2.2(27) is hereby added to Article II :

“Section 2.2(27) No Change. The Borrower will not voluntarily or involuntarily change its principal place of business, chief executive office, the state of its incorporation or formation or legal name, without at least 30 days prior written notice to Fannie Mae and the Loan Servicer, except in the event of a change in principal place of business of chief executive office necessitated by fire, flood or other calamity, in which case such notice shall be provided as soon as practicable.”

15. A new Section 2.2(28) is hereby added to Article II :

“Section 2.2(28) No Hedging Arrangements. Without prior written consent of Fannie Mae or unless otherwise required by this Agreement, the Borrower will not enter into or guarantee, provide security for or otherwise undertake any form of contingent obligation with respect to any Hedging Arrangement relating to the debt which financed the Mortgaged Properties.”

16. Section 2.6(4) is hereby deleted in its entirety.

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17. Section 2.6(5) is hereby deleted in its entirety and replaced with the following:

“Section 2.6(5) Compliance with REIT’s Net Worth Test. The REIT shall at all times maintain its Net Worth so that it is not less than the highest Net Worth covenant required by any other financial institution where the REIT maintains a bank line (whether secured or unsecured), but in no event $550,000,000 plus 65% of proceeds (less all reasonable and customary expenses and costs) of equity offerings, net of redemptions, consummated by the REIT after the date of this Agreement.”

18. The last sentence of Section 3.3(1) is hereby amended by changing the date “June 15, 2002” to the date “October 24, 2003”.

19. The last sentence of Section 3.3(4) is hereby deleted in its entirety and replaced with the following sentence:

“No Termination Fee shall be payable on account of a prepayment of the Loan for any of the following:

(a) a prepayment to the extent made from insurance proceeds or condemnation awards or proceeds under any Mortgage;

(b) a prepayment by reason of a transfer from any Principal Reserve Fund associated with a mandatory redemption of any Bonds to the extent that the amount transferred from any Principal Reserve Fund does not exceed (i) the deposits scheduled to have been made to any Principal Reserve Fund to the date of bond redemption according to Section 3.4 of this Agreement, less (ii) all amounts previously withdrawn from any Principal Reserve Fund associated with the mandatory redemption of any Bonds on any prior dates; and

(c) a termination of Fannie Mae’s credit enhancement and liquidity support for the Bonds pursuant to Section 2.2(26).”

20. Section 3.13(1) is hereby amended by adding the following sentences after the last sentence of Section 3.13(1):

“Notwithstanding that the obligations under each Note and Bond Mortgage relating to the Four Additional Mortgaged Properties are not generally personal obligations of the Borrower and notwithstanding that Fannie Mae is a holder of such Notes, each Borrower agrees and acknowledges that the intent of the parties to this Agreement is that each Borrower is and shall remain, except as provided in Section 3.13(2), jointly and severally personally liable to Fannie Mae for the payment and performance of all Obligations throughout the term of this Agreement. Consequently, in the event that Fannie Mae becomes the sole holder of such Notes and Bond Mortgages, by its rights of subrogation or otherwise, any amounts owing to Fannie Mae under such Notes or Bond Mortgages shall be joint and several personal obligations of each Borrower. In addition, it is the intent of the parties that the non-recourse liability of the

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Borrowers under such Notes shall not in any manner or under any circumstances be interpreted or understood to contradict, undermine, negate or nullify that each Borrower is and shall remain, except as provided in Section 3.13(2), jointly and severally personally liable to Fannie Mae for the payment and performance of all Obligations throughout the term of this Agreement.”

21. The second sentence of Section 5.2(c) is hereby amended by changing the date “June 15, 2002” to the date “October 24, 2003”.

22. Section 5.3(c) is hereby amended by adding the following as the last sentence:

“Notwithstanding the above, if an Additional Mortgaged Property is added to the Collateral Pool prior to October 1, 2005 (the “Exception Period”) the Bonds relating to such Additional Mortgaged Property may mature up to 30 years from the Closing Date relating to such Additional Mortgaged Property. If during the Exception Period, Bonds are issued which mature after the Initial Bond Maturity Date, the Credit Enhancement Instrument supporting such Bonds shall have an Expiration Date which is the same as the Expiration Date of the Credit Enhancement Instrument supporting the Initial Bonds. The Principal Reserve Fund schedule, if the Bonds bear interest at the Weekly Variable Rate, or the amortization schedule of the Note, if the Bonds bear interest at the Fixed Rate or Reset Rate, shall be over a time period equal to the term of the Credit Enhancement Instrument or the maturity date of the Bonds if such maturity date is later than the term of the Credit Enhancement Instrument.”

23. Section 5.3(g) is hereby amended by deleting the period at the end of such section, adding a semicolon and adding the following new subsection (h):

“(h) The Mortgaged Properties in the Collateral Pool after the proposed addition shall satisfy the then-existing Geographic Diversification Requirements and the addition shall not adversely affect the geographic diversity of the Collateral Pool.”

24. Section 6.1 is hereby amended by adding the following sentence at the end of Section 6.1:

“Notwithstanding anything herein to the contrary, the Additional Mortgaged Property known as Paddock Park Apartments I may not be released from the Collateral Pool unless the multifamily property known as Paddock Park Apartments II is simultaneously released from the collateral pool of the master taxable credit facility between Fannie Mae and the Borrower.”

25. Section 6.3(c) is hereby amended by adding at the end of Section 6.3(c) subclause (i) the following words:

“and the release shall not adversely affect the geographic diversity of the Collateral Pool.”

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26. Section 6.2(c)(ii)(2) is hereby amended by deleting the word “of” after the word “principal” and adding the word “and.”

27. Section 6.4(c) is amended by deleting the period at the end of such section, adding a semicolon and adding the following new subsection (xii):

“(xii) the Mortgaged Properties in the Collateral Pool after the proposed substitution shall satisfy the then-existing Geographical Diversification Requirements and the substitution shall not adversely affect the geographic diversity of the Collateral Pool.”

28. Section 6.4(c)(v) is hereby amended by changing the date “June 1, 2004” to the date “October 1, 2005”.

29. The definitions of “Appraisal”, “Rent Roll”, and “Tie-In Endorsement” and Sections 6.2(b), 6.2(c), 6.3(f), 6.4(c)(iv), 6.4(c)(vi) and 6.4(d) are hereby amended by deleting the words “the Lender” or the word “Lender”, as applicable, and replacing such words or word with “Fannie Mae”.

30. Section 3.15 is hereby amended by deleting the word “Lender” and replacing such word with “Loan Servicer”.

31. Schedules 2, 3, 4, 5 and 9 are hereby amended and restated in their entirety as set forth in Annex 1 attached hereto.

32. By execution and delivery of this Amendment No. 1 by Fannie Mae, Fannie Mae hereby consents to the addition of the Four Additional Mortgaged Properties to the Fannie Mae Credit Facility as Additional Mortgaged Properties effective as of October 24, 2002 (the “Effective Date”).

33. In connection with the addition of the Four Additional Mortgaged Properties to the Fannie Mae Credit Facility as Additional Mortgaged Properties, Borrower and Fannie Mae acknowledge and agree as follows in relation to such Additional Mortgaged Properties:

(a) The Facility Fee shall be as follows:

(i) Credit Enhancement Rate shall be 57 basis points per annum.

(ii) Principal Reserve Fund Rate shall be 15 basis points per annum.

(iii) Loan Servicer’s Rate shall be 10 basis points.

(iv) Liquidity Rate shall be 12.5 basis points.

(v) Swap Credit Enhancement Rate shall be 13 basis points for the initial five-year Swap purchased in connection with the Additional Mortgaged Property known as The Anatole Apartments and the initial five-year Swap purchased in connection with the Additional Mortgaged Property known as Township Apartments and otherwise to be determined at the time of the purchase of a Swap.

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(vi) Standby Fee shall be 15 basis points on any unused capacity of the Fannie Mae Credit Facility and/or the Fannie Mae Credit Facility expansion capacity.

(vii) Substitution Fee shall be 65 basis points.

(viii) Collateral Addition Fee shall be 75 basis points.

(ix) Release Fee shall be $15,000 per Collateral Release Property.

(b) The Strike Rate shall be 5%.

(c) The Hedge Rate shall be 6%.

(d) The Underwriting Rate shall be 6.258%.

34. The Cash Management Agreement is hereby terminated and all references in the Agreement to the Cash Management Agreement, Central Account and Cash Collateral are hereby deleted.

35. This Amendment No. 1 shall be construed, interpreted and enforced in accordance with, and the rights and remedies of the parties hereto shall be governed pursuant to, the provisions of Section 9.3 of the Master Reimbursement Agreement (entitled “Governing Law; Choice of Law; Consent to Jurisdiction; Waivers of Jury Trial”), which provisions are hereby incorporated into this Amendment No. 1 by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

36. The Borrower and Fannie Mae acknowledge and agree that the Additional Mortgaged Property known as Post House Jackson Apartments does not meet the Coverage and LTV Tests as set forth in Section 5.3 of the Master Reimbursement Agreement and Fannie Mae is waiving the requirement of the Coverage and LTV Tests.

37. Except as herein expressly modified or amended, all terms and covenants, and provisions of the Master Reimbursement Agreement are hereby ratified and confirmed by the Borrower and Fannie Mae and remain in full force and effect.

38. The Borrower represents and warrants to Fannie Mae as follows:

(a) All representations and warranties set forth in the Master Reimbursement Agreement are true and correct as of October 24, 2002.

(b) There exists no Event of Default or Potential Event of Default as of October 24, 2002.

39. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

[The Remainder of This Page Has Been Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have duly signed, sealed, and delivered this Amendment No. 1 effective as of the date on which this Amendment No. 1 shall have been fully executed by Fannie Mae, Mid-America Apartments, L.P. and Mid-America Apartment Communities, Inc. as indicated by the date appearing below.

MID-AMERICA APARTMENTS, L.P. a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole General Partner

	By:	/s/ SIMON R.C. WADSWORTH
Simon R. C. Wadsworth
Executive Vice President

Date: October 24, 2002

MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation

By:	/s/ SIMON R.C. WADSWORTH
Simon R. C. Wadsworth Executive Vice President

Date: October 24, 2002

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Amendment No. 1 to Master Reimbursement Agreement

Mid-America Apartments

FANNIE MAE

By:	/s/ BARBARA ANN FROUMAN
	Name:	Barbara Ann Frouman
	Title:	Vice President

Date: October 24, 2002

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SCHEDULE 2

BONDS, ISSUERS AND MORTGAGED PROPERTIES

Bonds	Issuer	Mortgaged Property
$5,880,000 City of Flowood, Mississippi Variable Rate Multi-Family Housing Refunding Revenue Bonds, Series 2001 (Reflection Pointe Apartments Project)	City of Flowood, Mississippi	Reflection Pointe Apartments

$7,735,000 South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Refunding Bonds (Fairway Apartments Project), Series 2001 A	South Carolina State Housing Finance and Development Authority	Fairways Apartments

$3,375,000 The Health, Educational and Housing Facility Board of the City of Jackson Multifamily Housing Revenue Refunding Bonds, Series 2001 (Post House North Apartments)	The Health, Educational and Housing Facility Board of the City of Jackson	Post House North Apartments

$7,000,000 Housing Finance Authority of Volusia County, Florida Multifamily Housing Revenue Refunding Bonds, Series 2002 (The Anatole Apartments)	Housing Finance Authority of Volusia County, Florida	The Anatole Apartments

$5,095,000 The Health, Educational and Housing Facility Board of the City of Jackson Multifamily Housing Revenue Refunding Bonds, Series 2002 (Post House Jackson Apartments)	The Health, Educational and Housing Facility Board of the City of Jackson	Post House Jackson Apartments

$6,805,000 Housing Finance Authority of Marion County, Florida Multifamily Housing Revenue Refunding Bonds, Series 2002 (Paddock Park Apartments)	Housing Finance Authority of Marion County, Florida	Paddock Park Apartments I

$10,800,000 Hampton Redevelopment and Housing Authority Variable Rate Demand Multifamily Housing Revenue Refunding Bonds (Township Apartments Project) Series 1998	Hampton Redevelopment and Housing Authority	Township Apartments

Schedule 2-1

Master Reimbursement Agreement

Mid-America Apartments

SCHEDULE 3

FEE COMPONENT AND ONGOING FEES

I. INITIAL MORTGAGED PROPERTIES (Fairways Apartments, Post House North Apartments, and Reflection Pointe Apartments)

TYPE OF FEE[1]	FEE	DOCUMENT REFERENCE	TIMING

1. ISSUER FEE

(a) South Carolina State Housing Finance and Development Authority (Fairways Apartments)	(i) 0.25% of the principal amount of the Bonds Outstanding or (ii) $8,400	See definition of Issuer’s Fee in Indenture	Annually in monthly installments in advance

(b) The Health, Educational and Housing Facility Board of the City of Jackson (Post House North Apartments)	None	Not applicable	Not applicable

(c) City of Flowood, Mississippi (Reflection Pointe Apartments)	None	Not applicable	Not applicable

2. TRUSTEE FEE

(a) South Carolina State Housing Finance and Development Authority (Fairways Apartments)	3.3 basis points	See Section 2.5 of the Financing Agreement	Annually

[1]	With the exception of the Issuer Fee and Trustee Fee, all indicated fees are the same for each of the three Initial Mortgaged Properties.

Schedule 3-1

Master Reimbursement Agreement

Mid-America Apartments

(b) The Health, Educational and Housing Facility Board of the City of Jackson (Post House North Apartments)	6.2 basis points	See Section 2.5 of the Financing Agreement	Annually

(c) City of Flowood, Mississippi (Reflection Pointe Apartments)	4.3 basis points	See Section 2.5 of the Financing Agreement	Annually

3. REMARKETING AGENT FEE	12.5 basis points	See Section 7 of the Remarketing Agreement	Annually, payable quarterly in arrears on each March 1, June 1, September 1 and December 1

4. REBATE ANALYST FEE	$500 per year	See Section 2.5 of the Financing Agreement	Annually

5. FACILITY FEE		See Section 3.3(1) of Master Reimbursement Agreement

(a) Credit Enhancement Rate	57 basis points	See Section 3.3(1)(a) of Master Reimbursement Agreement	Payable prior to the 15th of each month

(b) Principal Reserve Fund Rate	15 basis points	See Section 3.3(1)(b) of Master Reimbursement Agreement	Payable prior to the 15th of each month

(c) Loan Servicer’s Rate	10 basis points	See Section 3.3(1)(d) of Master Reimbursement Agreement	Payable prior to the 15th of each month

(d) Liquidity Rate	12.5 basis points	See Section 3.3(1)(d) of Master Reimbursement Agreement	Payable prior to the 15th of each month

Schedule 3-2

Master Reimbursement Agreement

Mid-America Apartments

(e) Swap Credit Enhancement Rate	5 basis points for each initial Swap purchased in connection with the Initial Mortgaged Properties and otherwise to be determined at the time of the purchase of a Swap	See Section 3.3(1)(e) of Master Reimbursement Agreement	Payable prior to the 15th of each month

II. ADDITIONAL MORTGAGED PROPERTIES (The Anatole Apartments, Paddock Park Apartments I, Post House Jackson Apartments, and Township Apartments)

TYPE OF FEE[2]	FEE	DOCUMENT REFERENCE	TIMING

1. ISSUER FEE

(a) Housing Finance Authority of Volusia County, Florida (The Anatole Apartments)	0.10% of the principal amount of the Bonds Outstanding	See definition of Issuer’s Fee in Indenture	Annually in arrears on each January 15, commencing January 15, 2003

(b) The Health, Educational and Housing Facility Board of the City of Jackson (Post House Jackson Apartments)	None	Not applicable	Not applicable

[2]	With the exception of the Issuer Fee and Trustee Fee, all indicated fees are the same for each of the three Initial Mortgaged Properties.

Schedule 3-3

Master Reimbursement Agreement

Mid-America Apartments

(c) Housing Finance Authority of Marion County, Florida (Paddock Park Apartments I)	0.20% of the principal amount of the Bonds Outstanding	See definition of Issuer’s Fee in Indenture	Annually in arrears on each October 1 commencing October 1, 2003,

(d) Hampton Redevelopment and Housing Authority (Township Apartments)	None	Not applicable	Not applicable

Schedule 3-4

Master Reimbursement Agreement

Mid-America Apartments

2. TRUSTEE FEE

(a) Housing Finance Authority of Volusia County, Florida (The Anatole Apartments)	$3,500	See definition of Trustee’s Annual Fee in Indenture	Semi-annually payable in advance on each April 15 and October 15

(b) The Health, Educational and Housing Facility Board of the City of Jackson (Post House Jackson Apartments)	$3,500	See definition of Trustee’s Annual Fee in Indenture	Semi-annually payable in advance on each April 15 and October 15

(c) Housing Finance Authority of Marion County, Florida (Paddock Park Apartments I)	$3,500	See definition of Trustee’s Annual Fee in Indenture	Semi-annually payable in advance on each April 15 and October 15

(d) Hampton Redevelopment and Housing Authority (Township Apartments)	$3,500	See definition of Trustee’s Annual Fee in Indenture	Semi-annually payable in advance on each April 15 and October 15

3. REMARKETING AGENT FEE	12.5 basis points	See Section 7 of the Remarketing Agreement	Annually, payable quarterly in arrears in each March 1, June 1, September 1 and December 1

4. REBATE ANALYST FEE	$500	See Section 2.5 of the Financing Agreement	Annually

5. FACILITY FEE		See Section 33 of Amendment No. 1 to Master Reimbursement Agreement

(a) Credit Enhancement Rate	57 basis points	See Section 33 of Amendment No. 1 to Master Reimbursement Agreement	Payable prior to the 15th of each month

Schedule 3-5

Master Reimbursement Agreement

Mid-America Apartments

(b) Principal Reserve Fund Rate	15 basis points	See Section 33 of Amendment No. 1 to Master Reimbursement Agreement	Payable prior to the 15th of each month

(c) Loan Servicer’s Rate	10 basis points	See Section 33 of Amendment No. 1 to Master Reimbursement Agreement	Payable prior to the 15th of each month

(d) Liquidity Rate	12.5 basis points	See Section 33 of Amendment No. 1 to Master Reimbursement Agreement	Payable prior to the 15th of each month

(e) Swap Credit Enhancement Rate	13 basis points for the five-year Swap purchased in connection with the Additional Mortgaged Property known as The Anatole Apartments and the five-year Swap purchased in connection with the Additional Mortgaged Property known as Township Apartments and otherwise to be determined at the time of the purchase of a Swap	See Section 33 of Amendment No. 1 to Master Reimbursement Agreement	Payable prior to the 15th of each month

Schedule 3-6

Master Reimbursement Agreement

Mid-America Apartments

SCHEDULE 4

MORTGAGED PROPERTIES

INITIAL MORTGAGED PROPERTIES:

PROPERTY NAME	PROPERTY ADDRESS
Fairways Apartments	Columbia, South Carolina
Post House North Apartments	Jackson, Tennessee
Reflection Pointe Apartments	Flowood, Mississippi
Poplar Trace Apartments	Jackson, Tennessee

ADDITIONAL MORTGAGED PROPERTIES:

PROPERTY NAME	PROPERTY ADDRESS
The Anatole Apartments	Daytona Beach, Florida
Post House Jackson Apartments	Jackson, Tennessee
Paddock Park Apartments I	Ocala, Florida
Township Apartments	Hampton, Virginia

SUBSTITUTED MORTGAGED PROPERTIES:

PROPERTY NAME	PROPERTY ADDRESS
None

Schedule 4-1

Master Reimbursement Agreement

Mid-America Apartments

SCHEDULE 5

TERMINATION FEE

Any Termination Fee payable under Section 3.3(4) of the Master Reimbursement Agreement shall be equal to the following percentage of the unpaid principal balance of each Loan being prepaid as indicated below, or, in the case of a substitution of an Alternate Credit Facility for the Credit Enhancement Instrument, the unpaid principal balance of each Loan:

Fairways (Loan Originated June 15, 2001)
First Loan Year	5.904%
Second Loan Year	5.479%
Third Loan Year	5.024%
Fourth Loan Year	4.536%
Fifth Loan Year	4.014%
Sixth Loan Year	3.454%
Seventh Loan Year	2.855%
Eighth Loan Year	2.213%
Ninth Loan Year	1.525%
Tenth Loan Year	0.789%

Post House North (Loan Originated June 15, 2001)
First Loan Year	5.965%
Second Loan Year	5.531%
Third Loan Year	5.067%
Fourth Loan Year	4.571%
Fifth Loan Year	4.041%
Sixth Loan Year	3.475%
Seventh Loan Year	2.869%
Eighth Loan Year	2.222%
Ninth Loan Year	1.530%
Tenth Loan Year	0.791%

Reflection Pointe (Loan Originated June 15, 2001)
First Loan Year	5.970%
Second Loan Year	5.535%
Third Loan Year	5.071%
Fourth Loan Year	4.574%
Fifth Loan Year	4.044%
Sixth Loan Year	3.476%
Seventh Loan Year	2.870%
Eighth Loan Year	2.223%
Ninth Loan Year	1.530%
Tenth Loan Year	0.791%

Schedule 5-1

Master Reimbursement Agreement

Mid-America Apartments

The Anatole (Loan Originated October 24, 2002)
First Loan Year	6.700%
Second Loan Year	6.200%
Third Loan Year	5.668%
Fourth Loan Year	5.102%
Fifth Loan Year	4.500%
Sixth Loan Year	3.861%
Seventh Loan Year	3.180%
Eighth Loan Year	2.457%
Ninth Loan Year	1.688%
Tenth Loan Year	0.870%

Paddock Park (Loan Originated October 24, 2002)
First Loan Year	5.766%
Second Loan Year	5.335%
Third Loan Year	4.877%
Fourth Loan Year	4.389%
Fifth Loan Year	3.871%
Sixth Loan Year	3.321%
Seventh Loan Year	2.735%
Eighth Loan Year	2.113%
Ninth Loan Year	1.451%
Tenth Loan Year	0.748%

Post House Jackson (Loan Originated October 24, 2002)
First Loan Year	5.815%
Second Loan Year	5.377%
Third Loan Year	4.911%
Fourth Loan Year	4.417%
Fifth Loan Year	3.893%
Sixth Loan Year	3.337%
Seventh Loan Year	2.747%
Eighth Loan Year	2.120%
Ninth Loan Year	1.455%
Tenth Loan Year	0.749%

Schedule 5-2

Master Reimbursement Agreement

Mid-America Apartments

Township (Loan Originated October 24, 2002)
First Loan Year	6.734%
Second Loan Year	6.228%
Third Loan Year	5.691%
Fourth Loan Year	5.121%
Fifth Loan Year	4.515%
Sixth Loan Year	3.872%
Seventh Loan Year	3.188%
Eighth Loan Year	2.462%
Ninth Loan Year	1.690%
Tenth Loan Year	0.871%

SEE PARAGRAPH 11 OF THE NOTE FOR ALL TERMS AND CONDITIONS APPLICABLE TO PREPAYMENT OF THE LOAN. The Borrower may not have the right to prepay the Loan during certain periods. The Borrower may be required to pay more than the principal amount being prepaid, accrued interest and the Termination Fee. Special timing considerations may also apply.

Each Loan Year is a 12 month period ending on the day before an anniversary date of the Loan.

Schedule 5-3

Master Reimbursement Agreement

Mid-America Apartments

SCHEDULE 9

SCHEDULE OF DEPOSITS TO EACH PRINCIPAL RESERVE FUND

See attached schedules.

Schedule 9-1

Master Reimbursement Agreement

Mid-America Apartments